SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2005

Cox Radio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12187	58-1620022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6205 Peachtree Dunwoody Road Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 645-0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2005, the Compensation Committee of the Board of Directors approved the acceleration of the vesting of all of Cox Radio’s unvested stock options granted under Cox Radio’s Long Term Incentive Plan (LTIP) from January 2001 through October 31, 2005. Unvested stock option awards with respect to approximately 4.7 million shares of Class A Common Stock were subject to this vesting acceleration. However, the Compensation Committee left the exercise date of these options, and all other terms of the awards, unchanged. In accordance with the terms of the LTIP, the effect of the Compensation Committee’s action was to amend each award agreement to accelerate vesting of the stock options. The purpose of accelerating the vesting of these options is to allow Cox Radio to avoid recognition of compensation expense associated with these options in future periods as the exercise prices exceeded $14.30, the closing price of Cox Radio’s Class A common stock on the New York Stock Exchange on October 31, 2005.

Item 2.02 Results of Operations and Financial Condition.

On November 2, 2005, Cox Radio, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2005, and a copy of this press release is being furnished as an exhibit to this report. The press release contains disclosure of station operating income, station operating income margin, free cash flow, consolidated operating cash flow and consolidated debt, each of which is not a measure of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the United States (GAAP). Page 7 of the press release contains disclosure regarding why management believes the presentation of these non-GAAP measures provide useful information to investors and, to the extent material, management’s uses for such measures. Page 8 of the press release contains:

•	a tabular reconciliation of operating income, from Cox Radio’s financial statements presented in accordance with GAAP, to station operating income, a non-GAAP financial measure;

•	a tabular reconciliation of net income, from Cox Radio’s financial statements presented in accordance with GAAP, to free cash flow, a non-GAAP financial measure; and

•	a tabular reconciliation of operating income for the twelve months ended September 30, 2005, from Cox Radio’s financial statements presented in accordance with GAAP, to consolidated operating cash flow, a non-GAAP financial measure.

Page 9 of the press release contains a tabular reconciliation of balance sheet debt, from Cox Radio’s financial statements presented in accordance with GAAP, to consolidated debt, a non-GAAP financial measure.

Cox Radio also presents comparative net revenues excluding 2004 revenues attributable to the Atlanta Braves broadcasting agreement in the press release. Page 7 of the press release contains management’s reasons for discussing this non-GAAP financial measure, and discussions of net revenues in the text of the press release provide the data required to reconcile 2004 net revenues excluding the Atlanta Braves broadcasting agreement to GAAP net revenues.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, except if Cox Radio specifically incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit:

99.1	Press Release dated November 2, 2005, announcing financial results for the quarter ended September 30, 2005 (furnished pursuant to Item 2.02 of Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COX RADIO, INC.

Date: November 2, 2005	By:	/s/ Neil O. Johnston
	Name:	Neil O. Johnston
	Title:	Vice President and Chief Financial Officer